EXHIBIT 4.1
SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”), dated effective as of September 29, 2006 is among EAGLE MATERIALS INC. (who was formerly Centex Construction Products, Inc. and herein the “Borrower”), each lender party hereto (individually a “Lender” and collectively the “Lenders”), JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank and successor by merger to Bank One, N.A.), individually as a Lender and as administrative agent for itself and the other lenders (in its capacity as administrative agent, the “Administrative Agent”), BANK OF AMERICA, N.A. and BRANCH BANKING AND TRUST COMPANY, as “co-syndication agents” and WELLS FARGO BANK, N.A. and UNION BANK OF CALIFORNIA, N.A., as “co-documentation agents”.
RECITALS:
     Borrower, certain lenders and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of December 16, 2004 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of January 4, 2005, that certain Second Amendment to Amended and Restated Credit Agreement dated as of September 30, 2005, that certain Third Amendment to Amended and Restated Credit Agreement dated as of December 15, 2005, that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of March 20, 2006 and that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of June 30, 2006, herein the “Agreement”). Since the execution and delivery of the Agreement, Illinois Cement Company LLC and AG South Carolina LLC have been joined as Guarantors under the Subsidiary Guaranty pursuant to Joinder Agreements, one dated May 26, 2005 for Illinois Cement Company LLC and one dated November 14, 2005 for AG South Carolina LLC.
     Borrower, the Administrative Agent and the Lenders now desire to amend the Agreement as herein set forth.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof:
ARTICLE 1.
Definitions
     Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.
ARTICLE 2.
Amendments
     Section 2.1. Amendment to Section 6.04(a). Clause (a) of Section 6.04 of the Agreement is amended in its entirety to read as follows:
     (a) acquisitions by the Borrower or a Subsidiary of Equity Interests in, and capital contribution made by the Borrower or a Subsidiary to, one or more Persons who are not Subsidiaries in a transaction not constituting an Acquisition and loans and advances by the Borrower or any Subsidiary to one or more Persons that are not Subsidiaries so long as in each case: (i) no Default then exists or would result therefrom and (ii) the sum of the following does not exceed $50,000,000 at any time: (A) the
SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 1

aggregate total of all Purchase Prices paid for all such acquisitions consummated under the permissions of this clause (a) since the Effective Date (including, if applicable, the then proposed acquisition); plus (B) aggregate amount of capital contributions made under the permissions of this clause (a) since the Effective Date (including, if applicable, the then proposed capital contribution); plus (C) the then aggregate outstanding principal amount of all loans and advances made under the permissions of this clause (a) (including, if applicable, the then proposed loans and advances);
ARTICLE 3.
Miscellaneous
     Section 3.1. Ratifications. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, the Administrative Agent and the Lenders party hereto agree that the Agreement as amended hereby and the other Loan Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms.
     Section 3.2. Representations and Warranties. Borrower represents and warrants to the Administrative Agent and the Lenders as follows: (a) after giving effect to this Amendment, no Default exists; and (b) after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the effective date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date.
     Section 3.3. Survival of Representations and Warranties. All representations and warranties made in this Amendment survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.
     Section 3.4. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are amended so that any reference in such Loan Documents to the Agreement means a reference to the Agreement as amended hereby.
     Section 3.5. Expenses of Lender. As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the costs and fees of Administrative Agent’s legal counsel.
     Section 3.6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     Section 3.7. Applicable Law. This Amendment is be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.
     Section 3.8. Successors and Assigns. This Amendment is binding upon and inures to the benefit of the Administrative Agent, each Lender and Borrower and their respective successors and assigns, except
SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 2

Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Any assignment in violation of this Section shall be void.
     Section 3.9. Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.
     Section 3.10. Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower or any Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
     Section 3.11. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     Section 3.12. ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.
     Section 3.13. Required Lenders. The amendment to the Agreement contemplated by this Amendment may be granted with the agreement of the Required Lenders which means Lenders having Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time (such percentage applicable to a Lender, herein such Lender’s “Required Lender Percentage”). For purposes of determining the effectiveness of this Amendment, each Lender’s Required Lender Percentage is set forth on Schedule 1 hereto.
     Executed as of the date first written above.

EAGLE MATERIALS INC. (formerly Centex Construction Products, Inc.)
By:	/s/ ARTHUR R. ZUNKER, JR.
Arthur R. Zunker, Jr.,
Senior Vice President — Finance and Treasurer

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank and successor by merger to Bank One, N.A.) individually and as Administrative Agent,
By:	/s/ DAVID L. HOWARD
David L. Howard, Vice President

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 3

BRANCH BANKING AND TRUST COMPANY, individually and as a co-syndication agent
By:	/s/ ERIC SEARLS
	Name:	Eric Searls
	Title:	Assistant Vice President

BANK OF AMERICA, N.A., individually and as a co-syndication agent
By:	/s/ MICHAEL F. MURRAY
	Name:	Michael F. Murray
	Title:	Vice President

UNION BANK OF CALIFORNIA, N.A., individually and as a co-documentation agent
By:	/s/ ALBERT W. KELLEY
	Name:	Albert W. Kelley
	Title:	Vice President

WELLS FARGO BANK, N.A., individually and as a co-documentation agent
By:	/s/ LANCE REYNOLDS
	Name:	Lance Reynolds
	Title:	Vice President

PNC BANK, N.A.
By:	/s/ W. J. BOWNE
	Name:	W. J. Bowne
	Title:	Managing Director

BANK OF TEXAS, N.A.
By:
Name:
Title:

THE NORTHERN TRUST COMPANY
By:	/s/ CORY SCHUSTER
	Name:	Cory Schuster
	Title:	Second Vice President

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 4

COMERICA BANK
By:
Name:
Title:

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 5

Guarantor Consent
     Each of the undersigned Guarantors: (i) consents and agrees to this Amendment; and (ii) agrees that the Subsidiary Guaranty shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Guarantor enforceable against it in accordance with its terms.

GUARANTORS:

AG SOUTH CAROLINA LLC
AMERICAN GYPSUM COMPANY
AMERICAN GYPSUM MARKETING COMPANY
CCP CEMENT COMPANY
CCP CONCRETE/AGGREGATES LLC
CCP GYPSUM COMPANY
CCP LAND COMPANY
CENTEX CEMENT CORPORATION
HOLLIS & EASTERN RAILROAD COMPANY LLC
ILLINOIS CEMENT COMPANY LLC
MATHEWS READYMIX LLC
M&W DRYWALL SUPPLY COMPANY
MOUNTAIN CEMENT COMPANY
NEVADA CEMENT COMPANY
REPUBLIC PAPERBOARD COMPANY LLC
TEXAS CEMENT COMPANY
WESTERN AGGREGATES LLC (formerly Western Aggregates, Inc.)
WESTERN CEMENT COMPANY OF CALIFORNIA

By:	/s/ ARTHUR R. ZUNKER, JR.
Arthur R. Zunker, Jr., Senior Vice President —
Finance and Treasurer of each Guarantor

CENTEX MATERIALS LLC TLCC GP LLC
By:	/s/ ARTHUR R. ZUNKER, JR.
Arthur R. Zunker, Jr., Manager of the Guarantors listed

TLCC LP LLC
By:	/s/ JOHN R. BREMNER
John R. Bremner, Manager and Authorized Officer

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 6

Schedule 1
to
Sixth Amendment to Amended and Restated Credit Agreement
REQUIRED LENDER PERCENTAGE

			Lenders Agreeing to
			Consent Letter (insert % from prior
			column if Lender signs Consent
Lender	Commitment	Required Lender %	Letter then total % in this column)
JPMorgan Chase Bank, N.A.	$50,000,000	14.285714286%	14.285714286%
Bank of America, N.A.	$50,000,000	14.285714286%	14.285714286%
Union Bank of California, N.A.	$50,000,000	14.285714286%	14.285714286%
Wells Fargo Bank, N.A.	$50,000,000	14.285714286%	14.285714286%
Branch Banking and Trust Company	$45,000,000	12.857142857%	12.857142857%
PNC Bank, N.A.	$35,000,000	10.000000000%	10.000000000%
Comerica Bank	$30,000,000	8.571428571%	00.00%
Bank of Texas, N.A.	$20,000,000	5.714285714%	00.00%
The Northern Trust Company	$20,000,000	5.714285714%	5.714285714%

Total	$350,000,000	100%	85.71%

Schedule 1 — Solo Page